UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2014

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Registrant’s annual meeting of shareholders on April 25, 2014, the Registrant’s shareholders approved the amendment and restatement of the Registrant’s 2010 Equity Incentive Plan (the “2010 Plan”). The amendments, among other things, were designed to ensure that future awards may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), and, therefore, be exempt from the annual deduction limitation imposed by Section 162(m) of the Code on compensation paid to named executive officers of public companies. The following is a summary of the principal features of the 2010 Plan, before and after it was amended and restated. This summary does not purport to be a complete description of all of the provisions of the 2010 Plan. It is qualified in its entirety by reference to the full text of the 2010 Plan. A copy of the 2010 Plan, as amended and restated, is set forth as Exhibit 10.1 to this Current Report.

In connection with the amendment and restatement of the 2010 Plan, the Registrant’s Compensation Committee adopted a ‘‘burn rate’’ policy to ensure that the Registrant’s average annual burn rate over the next three fiscal years does not exceed 3.81% of the weighted average of the Registrant’s basic common shares outstanding.

Summary of 2010 Plan (Prior to Amendment and Restatement)

Available Shares. An aggregate of 4,600,000 shares of the Registrant’s common stock were initially reserved for issuance under the 2010 Plan, of which approximately 1,167,078 shares remained available for issuance immediately prior to the adoption of the amendment and restatement of the 2010 Plan by the Registrant’s Board of Directors. The share limitation in the 2010 Plan is subject to equitable adjustment in the event of stock splits and other capital changes. In applying the aggregate share limitation under the 2010 Plan, shares of common stock subject to awards that are forfeited, cancelled, or otherwise terminated without payment being made thereunder are not counted and, therefore, may be made subject to new awards under the 2010 Plan.

Eligibility. Any employee, officer, director, consultant, advisor or other individual service provider of the Registrant or any of its subsidiaries, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Registrant or any of its subsidiaries is eligible to participate in the 2010 Plan. Approximately 4,000 employees and the Registrant’s non-employee directors are currently eligible to participate in the 2010 Plan.

Administration. The 2010 Plan is administered by the Registrant’s Compensation Committee.

Types of Awards. The Compensation Committee may grant nonqualified stock options, or NSOs, incentive stock options, or ISOs, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards under the 2010 Plan. The terms of each award will be set forth in a written agreement with the recipient.

Transferability. Awards granted under the 2010 Plan will not be transferable other than by will or by the laws of descent and distribution, unless otherwise permitted by the Compensation Committee (other than with respect to ISOs) for family and/or estate planning purposes.

Change in Control. The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2010 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, RSUs, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of the Registrant’s common stock on the date of the change in control; (f) cancel any option or SAR in exchange for cash and/or other substitute consideration based on the value of the Registrant’s common stock on the date of the change in control, and cancel any option or SAR without any payment if its exercise price exceeds the value of the Registrant’s common stock on the date of the change in control; (g) cancel any RSU or performance unit in exchange for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of the Registrant’s common stock on the date of the change in control; or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment. The Registrant’s Board of Directors may amend, alter or discontinue the 2010 Plan in any respect at any time, but no amendment may materially and adversely affect the rights of a participant under any awards previously granted, without his or her consent.

Changes Implemented By Virtue of the Stockholders’ Adoption of the Amended and Restated 2010 Plan

Section 162(m) Awards. The Compensation Committee may grant restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other stock-based awards and/or other cash-based awards that are intended to satisfy the exemption to the deduction limitation under Section 162(m) of the Code for performance-based compensation (‘‘Section 162(m) Awards’’). As a result, Section 162(m) Awards will be subject to certain additional requirements and limitations, including the attainment of pre-established, objective performance goals. The performance goals will be based on one or more of the objective criteria described in the Registrant’s proxy statement for its 2014 annual meeting of stockholders. The performance goals may be (i) applied to either the Registrant and/or any of its subsidiaries as a whole, any business unit thereof, or any combination thereof, (ii) absolute or relative to prior performance of the Registrant or the performance of one or more other entities or external indices, and (iii) expressed in terms of a progression within a specified range.

The Compensation Committee has no discretion to waive all or part of the performance goals applicable to a Section 162(m) Award, except in the event of a change in control, or in the event of the death or disability of a participant. Notwithstanding the foregoing, the Compensation Committee has the discretion to reduce the amount of any Section 162(m) Award based on such factors as determined by the Compensation Committee, including, without limitation, a determination that a reduction is appropriate in light of pay practices of competitors, the performance of the Registrant, a subsidiary, or a participant relative to the performance of competitors, or performance with respect to the Registrant’s strategic goals.

Limits. Subject to certain adjustment provisions, the 2010 Plan limits grants to any one participant in any one fiscal year to 500,000 options or SARs, 300,000 restricted shares or RSUs, and 300,000 performance shares, incentive bonus awards, and other stock-based awards that are denominated in shares of common stock. The 2010 Plan further limits the dollar value payable to any participant in any one fiscal year on RSUs, performance units, incentive bonus awards, or other stock-based awards that may be settled in cash or other property (other than common stock) to $6,000,000.

Available Shares. The number of shares of the Registrant’s common stock available for issuance pursuant to new awards under the 2010 Plan was reduced from 1,160,273 shares available for issuance as of December 31, 2013 to 850,000 shares (plus shares subject to awards that were forfeited, cancelled, or otherwise terminated without payment since December 31, 2013).

Share Counting. For purposes of determining the aggregate number of shares of common stock that may be issued under the 2010 Plan, the following shares (in addition to shares subject to awards that are forfeited, cancelled, or otherwise terminated without payment) will not be counted and, therefore, may be made subject to new awards under the 2010 Plan:

•	shares of common stock subject to awards that are settled in cash (in lieu of shares);

•	shares of common stock that are tendered (by either actual delivery or attestation) or withheld to either pay the exercise price of a stock option granted under the 2010 Plan or to satisfy tax withholding obligations associated with an award granted under the 2010 Plan; and

•	shares of common stock that are covered by SARs that are not issued upon exercise of such stock appreciation rights.

Incentive Bonus Awards. The Compensation Committee may award incentive bonus awards payable in cash or settled through the issuance of unrestricted shares of common stock, restricted stock awards or RSUs, as determined by the Compensation Committee. Incentive bonus awards may be based upon the attainment of specified levels of the Registrant or subsidiary performance. The Compensation Committee will determine the terms and conditions applicable to each incentive bonus award. Incentive bonus awards will enable the Registrant to pay annual bonuses and provide long-term incentive awards that are structured as Section 162(m) Awards to the Registrant’s named executive officers that are exempt from Section 162(m) of the Code.

Repricing Prohibition. Outstanding awards under the 2010 Plan may not be amended without stockholder approval to (i) reduce the exercise price of an outstanding option or base price of an outstanding SAR, (ii) cancel an outstanding option or SAR in exchange for a stock option or SAR with an exercise or base price, as applicable, that is less than the exercise price of such cancelled option or base price of such cancelled SAR, or (iii) cancel an outstanding option or SAR with an exercise price or base price, as applicable, that is greater than the fair market value of a share on the date of cancellation in exchange for cash or another award.

Clawback and Forfeiture. Awards under the 2010 Plan and compensation directly attributable thereto may be made subject to forfeiture, recovery by the Registrant or other action pursuant to any Registrant compensation recovery practice in effect from time to time or as otherwise required by law.

Expiration Date. The 2010 Plan will remain available for the grant of new awards until March 6, 2024 (rather than October 14, 2020).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 25, 2014, Tower International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on March 25, 2014.

On March 18, 2014, the record date for the Annual Meeting, there were a total of 20,591,295 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 18,921,124 shares of common stock were represented in person or by proxy at the Annual Meeting. The proposals voted on and approved by the stockholders at the Annual Meeting were as follows:

Proposal 1: The election of two persons to serve as directors for three year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes For and Withheld, as well as the number of Broker Non-Votes:

Name	For	Withheld	Broker Non-Votes

Frank English, Jr.	16,346,362	1,333,769	1,240,993

Jonathan Gallen	17,377,506	302,625	1,240,993

Proposal 2: Approval of the Amendment and Restatement of the 2010 Equity Incentive Plan. This proposal was approved by the following votes:

For: 15,449,076; Against: 2,218,130; Abstentions: 12,925; and Broker Non-Votes: 1,240,993.

Proposal 3: Approval, on a non-binding advisory basis, of the compensation of the Company’s executive officers. This proposal was approved by the following votes:

For: 17,071,266; Against: 489,622; Abstentions: 119,243; and Broker Non-Votes: 1,240,993.

Proposal 4: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014. This proposal was approved by the following votes:

For: 18,897,485; Against: 13,216; Abstentions: 10,423; and Broker Non-Votes: 0.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amended and Restated 2010 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten

Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

Dated: April 29, 2014

EXHIBIT INDEX

Exhibit 10.1	Amended and Restated 2010 Equity Incentive Plan